Exhibit 99.1

Triller to the “ILLR”

Triller Hold Co LLC expected to become publicly traded on Nasdaq through a reverse merger with publicly-traded company SeaChange International, Inc. (NASDAQ: SEAC).

•	Upon closing, ticker symbol to be changed to “ILLR” and company name to be changed to TrillerVerz Corp.

•	Transaction expected to ultimately value TrillerVerz at approximately $5 Billion.

•	Definitive documents and deal terms signed, including a support agreement from SeaChange’s largest shareholder. The Transaction is expected to close in Q1 2022.

•	SeaChange to become a business unit inside of TrillerVerz focused on cable, streaming and advertising.

LOS ANGELES and BOSTON, December 22, 2021/PRNewswire/ —SeaChange International, Inc. (“SeaChange”) (NASD:SEAC) together with Triller Hold Co LLC (“TrillerVerz” or the “Company”) today announced that they have entered into a definitive agreement and plan of merger (the “Merger Agreement”) to combine with SeaChange, a publicly-traded company focused on advanced digital advertising with TrillerVerz. The proposed business combination (the “Business Combination”) is expected to ultimately result in a value of the combined company at approximately $5 billion.

TrillerVerz believes it is positioned to become a leading AI-powered social media platform for content, creators & commerce and is anticipated to be publicly traded on a U.S. national exchange through the proposed Business Combination.

After completing the proposed Business Combination, SeaChange will change its name to “TrillerVerz Corp.” The ticker symbol is expected to change from “SEAC” currently listed on Nasdaq to the new ticker symbol “ILLR”.

TrillerVerz expects it will create a leading voice on the Web3.0 movement and embrace the power of decentralized systems to enable greater participation in the multi-hundred billion dollar creator economy. TrillerVerz believes that creators deserve to own, manage, distribute and monetize their content, and TrillerVerz is designed for ever greater creator control, extensibility, and agency.

TrillerVerz’s services enable creators of all kinds (artists, athletes, influencers, public figures, and brands) to engage and build audiences across all open platforms with unique channels of communication they can control. TrillerVerz enables over 750 million interactions with consumers every month.

TrillerVerz’s proprietary AI-based ecosystem enables content and experiences that unlock the vast relationships between creators, tastemakers, and influencers in the globe’s most coveted demographic, the 18- to the 34-year-old marketplace.

TrillerVerz has a proven track record of producing world-class content around the Triller Fight Club and Verzuzbrands, showcasing artists, athletes, and personalities and building a large, growing, and re-targetable audience of millions of users around the world. TrillerVerz has successfully deployed innovative solutions combining in-venue, Pay-Per-View (traditional media & digital), subscription, sponsorship, and advertising monetization for its partner brands. The Company boasts a diverse and robust creator network that shapes content and culture with billions of followers worldwide. The Company has built an extensible platform for marketing, advertising, and e-commerce engagement enabling brands to construct and optimize the entire customer journey from awareness to purchase process to loyalty.

TrillerVerz plans to diversify its revenue streams by expanding its global footprint and investment in new growth opportunities across the creator economy and emerging technologies. The combined company will be well-positioned to pursue a robust acquisition strategy that will only strengthen its economic engine.

The TrillerVerz platform drives more than 750 million user interactions per month, reflecting 2x year-over-year growth in user engagement and 5.3x year-over-year growth in the number of paying users, which TrillerVerz believes places it in the upper echelon of social media platforms globally. With today’s news, TrillerVerz and SeaChange believe they are set to take a significant step forward in their goal.

The boards of both TrillerVerz and SeaChange have approved the proposed Business Combination. It is expected to close in the first quarter of 2022, subject to regulatory and stockholder approvals and the satisfaction of other closing conditions, including specified working capital requirements.

Upon closing, the combined company will be led by TrillerVerz’s CEO, Mahi de Silva, who will also become Chairman of the Board. Peter Aquino, President and CEO of SeaChange will join the TrillerVerz team.

Management Commentary

Mahi de Silva, Chief Executive Officer of TrillerVerz, stated, “We are thrilled to announce this important milestone of TrillerVerz’s plans to enter the public market. In our short history, we have evolved from a disruptive social media platform and creator of content to one of the world’s most successful platforms where creators, commerce, and culture meet.”

He continued that “Today, TrillerVerz’s combined ecosystem of creators are the younger generations’ most recognized and followed brands globally. We believe TrillerVerz is becoming the voice of youth culture, a brand that sits at the nexus of content, creator, commerce, and culture in the digital world. Our strategy is to continue to build the world’s largest stage for creators to distribute and monetize viral and engaging content with experiences that elevate culture. We believe that combining with SeaChange accelerates our advertising and marketing capabilities by extending our reach to cable, satellite, and OTT media. We believe the proposed Business Combination will enable investors to participate in the expected growth of TrillerVerz and enable TrillerVerz access to the capital markets, which we believe will help accelerate growth. We are so grateful to the millions of loyal fans who have helped us take TrillerVerz to the next level, without whom this would not have been possible.”

Peter Aquino President and CEO of SeaChange stated, “The business combination with TrillerVerz represents a tremendous opportunity to invest in the future of creativity. We believe that TrillerVerz’s unmatched social media reach, Gen Z engagement, and the opportunity to meaningfully expand its global multi-platform presence across content, commerce, creators, and being at the forefront of e-commerce, adtech, and NFTs, including the metaverse, is a compelling investment with the potential to create significant value.”

He continued, “Having been at the center of adtech and martech for over a decade, SeaChange’s management and directors are in a unique position to understand the TrillerVerz business and are proud to be involved in shepherding Web 3.0 to the world with TrillerVerz. With its AI content and commerce engine, TrillerVerz is poised to be a leader in social adtech and martech and has redefined how a customer is engaged and transacted. We believe that the TrillerVerz product line sets a foundation and future unlike any other company we were in discussions with, comparable to Facebook and Google.”

Transaction Overview

Pursuant and subject to the terms and conditions of the Merger Agreement, in addition to other contemplated transactions, (i) the parties anticipate that TrillerVerz will conduct an offering of convertible notes prior to the closing in an amount in excess of $100 million (the “Company Convertible Notes”), and (ii) the charter of the surviving company will provide for two classes of common stock, consisting of Class A common stock (“Buyer Class A Common Stock”) and Class B common stock (which Class B common stock is anticipated to provide for super-voting rights to provide its holders 76% or more of the total voting rights) (“Buyer Class B Common Stock”).

The stockholders of SeaChange will have the right to elect to receive either (i) their pro rata portion of $25 million cash consideration along with their pro rata portion of an aggregate $75 million in principal of notes (the “Notes Consideration”) to be issued by the surviving company to the holders of SeaChange common stock (such cash and notes consideration, the “Cash/Notes Consideration”) or (ii) a number of shares of Buyer Class A Common Stock (the “Stock Consideration”), in an amount equal to that which such holder would have received if such holder had purchased Company Convertible Notes in an aggregate amount equal to its pro rata portion of the Cash/Notes Consideration and then converted such Company Convertible Notes at the conversion price at which such Company Convertible Notes were issued and then participated pro-rata along with the TrillerVerz holders in the proposed Business Combination. Assuming that (i) all holders of SeaChange common stock elect the Stock Consideration and (ii) that TrillerVerz issues $250 million of Company Convertible Notes which convert in connection with the proposed Business Combination at an agreed discount of 20% to an assumed $5 billion TrillerVerz valuation, the stockholders of SeaChange would own approximately 2.3% of the surviving company and the holders of TrillerVerz would hold approximately 97.7% of the surviving company. If all stockholders of SeaChange elected to receive the Cash/Notes Consideration, such stockholders would have no equity interest in the surviving company, and the Triller holders would collectively own 100% of the surviving company. For SeaChange stockholders that elect the Cash/Notes Consideration, each would receive their pro rata portion of such Cash/Notes Consideration which would then also reduce the resulting SeaChange stockholders’ ownership percentages by taking into account the payment of the Cash/Notes Consideration and related reduction in the Stock Consideration. The notes (the “Merger Consideration Notes”) to be issued to SeaChange stockholders who elect the Cash/Notes Consideration are payable on the one-year anniversary of issuance, bear interest at a rate of 5% per annum and, in the event an agreed fairness opinion is obtained by SeaChange in accordance with the provisions of the Merger Agreement, will be automatically converted by the surviving company into Buyer Class A Common Stock at such time as the market capitalization of the surviving company equals or exceeds $6 billion for ten consecutive trading days into 80% of the same number of shares of Buyer Class A Common Stock which the SeaChange stockholder would have received if instead of electing the Cash/Notes Consideration such SeaChange stockholder had elected the Stock Consideration for the portion of the Cash/Notes Consideration attributable to the principal amount of the Notes Consideration. If the fairness opinion is not obtained, the Merger Consideration Notes will not be automatically convertible, but in any case, the holders of the Merger Consideration Notes will have the option to convert into Buyer Class A Common Stock if the surviving company exercises its optional redemption right, which it may do at any time, in whole or in part, on the same terms set forth above. The holders of the Merger Consideration Notes will have recourse against the surviving company and its assets only to the extent of the surviving company’s interest in certain of its subsidiaries (who will also provide guarantees of the Merger Consideration Notes). The existing subsidiaries of SeaChange prior to the proposed Merger are also anticipated to provide a first lien security interest on their assets securing the Merger Consideration Notes. The Merger Consideration Notes will have limited covenants.

Advisors

Akin Gump Strauss Hauer & Feld LLP has advised TrillerVerz with certain legal matters related to the proposed Business Combination and K&L Gates LLP has advised SeaChange with respect to certain legal matters relating to the proposed Business Combination.

Investor Webcast Information

Management of TrillerVerz and SeaChange will host an investor webcast to be announced shortly, regarding the proposed Business Combination. A detailed investor presentation will accompany the webcast and will be available on the SeaChange website.

About TrillerVerz

TrillerVerz is a first-of-its-kind company consolidating technology and content platforms to lead to Web3.0. TrillerVerz pairs music culture with sports, fashion, entertainment, and influencers through a 360-degree view of content and technology. TrillerVerz owns the globally popular TrillerVerz app used by musicians, celebrities, athletes, and overall culture setters, reaching more than 350 million users worldwide. The TrillerVerz app as distinguished from other popular short-video apps, encourages its influencers to post the content created on the app across different social media platforms and uses proprietary AI technology to push and track their content virally to affiliated and non-affiliated sites and networks, enabling them to reach millions of additional users. TrillerVerz additionally owns VERZUZ, the live-stream music platform launched by Swizz Beatz and Timbaland; Amplify.ai, a leading customer engagement platform; FITE, a premier global PPV, AVOD, and SVOD streaming site; and Thuzio, a leader in B2B premium influencer events and experiences. A TrillerVerz presentation is attached immediately following this press release.

About SeaChange

SeaChange provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. The SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Important Information about the Proposed Business Combination and Where to Find It

In connection with the proposed Business Combination, SeaChange plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus of SeaChange relating to the proposed Business Combination. Any definitive proxy statement/prospectus of SeaChange will be mailed to stockholders of SeaChange if and when available. INVESTORS AND SECURITY HOLDERS OF SEACHANGE AND TRILLERVERZ ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SEACHANGE, TRILLERVERZ, THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by SeaChange with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by SeaChange with the SEC by written request to: SeaChange International, Inc., 177 Huntington Avenue, Suite 1703 #73480, Boston, MA 02115-3135, Attention: Elaine Martel, Corporate Secretary.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Business Combination. This press release shall also not constitute an offer to sell, the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

SeaChange and TrillerVerz and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SeaChange in connection with the proposed Business Combination. Additional information regarding the special interests of these directors and executive officers in the proposed Business Combination will be included in the proxy statement/prospectus referred to above. Investors and security holders will be able to obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Information about SeaChange’s directors and executive officers is included in SeaChange’s definitive proxy statement and other documents filed with the SEC. These documents are available free of charge at the SEC website (www.sec.gov) and from the Corporate Secretary of SeaChange at the address above.

Information about TrillerVerz’s directors and executive officers will be included in the proxy statement/prospectus referred to above.

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “could,” “plan” and the negative of such terms and variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect SeaChange’s and TrillerVerz’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the proposed Business Combination and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed Business Combination, the amount, timing, terms or ultimate issuance of the Company Convertible Notes, the expected ownership of the combined company, the expected trading value of the combined company’s shares of common stock, the expected timing and likelihood of completion of the Business Combination, the expected value of TrillerVerz and of the combined company and opportunities relating to or resulting from the Business Combination), and statements regarding the nature and commercial success of TrillerVerz and the combined company, commercialization and marketing capabilities and strategy of TrillerVerz and the combined company, developments and projections relating to the industry, the parties’ ability to protect their intellectual property positions, plans, objectives, expectations and intentions of TrillerVerz and the combined company and the effects of having shares of capital stock traded on Nasdaq. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation: risks relating to the completion of the Business Combination, including the need for stockholder approval, the satisfaction of closing conditions and the timing to consummate the proposed Business Combination; the completion of the offering of the Company Convertible Notes and the obtaining of any contemplated fairness opinion by SeaChange; the ability of SeaChange to remain listed on Nasdaq; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Business Combination; the risk that the businesses will not be integrated successfully; the risk of litigation related to the proposed Business Combination; the success and timing of regulatory submissions; regulatory requirements or developments; and other factors discussed in the “Risk Factors” section of SeaChange’s most recent annual report, subsequent quarterly reports and in other filings SeaChange makes with the SEC from time to time. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. SeaChange or TrillerVerz undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

949-574-3860

SEAC@gatewayir.com

TrillerVerz Contact

Brian O’Shaughnessy

Head Of Communications, Triller

2121 Avenue of the Stars

2320

Los Angeles,Ca 90067

650-556 -6885

boshaughnessy@triller.co

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